Exhibit 99.1

NovaBay Pharmaceuticals announces POSITIVE results from pHASE 2 CLINICAL study of auriclosene to reduce urinary catheter blockage AND ENCRUSTATION

Primary Endpoints Achieved Showing Statistically Significant and Clinically Meaningful Benefits for Patients with Long-Term Indwelling Catheters

Results Pave the Way for Phase 3 Pivotal Studies

EMERYVILLE, CA – September 16, 2013 -- NovaBay Pharmaceuticals, Inc., an advanced clinical-stage biopharmaceutical company developing anti-microbial products, today announced positive top-line results from its recently completed Phase 2 clinical study CL1001 for auriclosene (NVC-422) to prevent urinary catheter blockage and encrustation (UCBE) of indwelling urinary catheters. The results of the study show that NovaBay’s auriclosene-based irrigation solution has demonstrated the ability to mitigate an important medical problem, cut healthcare costs, and improve the quality of life for tens of thousands of patients in the U.S. alone.

Study Results

This three part study utilized randomized double-blinded, placebo-controlled crossover design, where patients served as their own control and received both placebo and auriclosene. The study enrolled 67 subjects with chronic indwelling transurethral or suprapubic urinary catheters. There were a total of 125 treated catheters: 62 in the auriclosene arm and 63 in saline arm. In Part 3 of the study, which represents the clinical paradigm of four weeks of catheter duration use, subjects’ catheters were irrigated twice weekly with a solution of either 0.2% auriclosene or saline for a total of eight treatments over four weeks, followed by a washout period and a similar cross-over treatment.

The top-line results show auriclosene was effective at reducing the degree of catheter encrustation and maintaining the catheter patency over the course of the study. Overall, the auriclosene irrigation solution reduced the average encrustation at the time of catheter removal from 77% encrusted (saline arm) to 22% encrusted (auriclosene arm). Importantly, a within-subject comparison for the degree of encrustation showed that the auriclosene arm demonstrated a statistically significant reduction (p = 0.005) in the degree of encrustation. Complete catheter blockage was not observed in any of the auriclosene-treated catheters, but was observed in 64% of the catheters treated with saline (p = 0.0004). Fifty percent of the saline-treated catheters had to be removed early because of laboratory-confirmed blockage, compared to none of the auriclosene-treated catheters. The drug was well tolerated; there were no treatment-related serious adverse events and only transient manageable adverse events in both treatment arms.

Because of spinal cord injuries, multiple sclerosis, strokes, or other neurogenic bladder conditions, an estimated 100,000 patients in the U.S. have indwelling catheters and episodically suffer from blockage and encrustation. In these patients catheters repeatedly become coated with bacteria and bacterial biofilm, which may produce localized crystal deposits and may build up and block the catheter.

Major medical problems can follow, as explained by Todd A. Linsenmeyer, M.D., Director of Urology at Kessler Institute for Rehabilitation, and a principal investigator in the completed Phase 2 study: “The severe consequences of urinary catheter blockage and encrustation are often underappreciated. Catheter blockage can result not only in urinary tract infections and socially embarrassing urine leakage around the catheter, but also frequent use of emergency services and, in those with high level spinal cord injuries, potentially life-threatening autonomic dysreflexia.”

Video: NovaBay Pharmaceuticals’ Urinary Catheter Blockage Solution Provides Hope for Spinal Cord Injury Patients and Other Patients with Indwelling Catheters https://www.youtube.com/watch?v=hHRnlYEHgmA

Currently, treatment options for these patients are minimally effective. Preventative treatment such as flushing catheters with saline solution, merely provides a partial mechanical dislodging of encrustation. Many patients have no alternative but to change catheters frequently before the encrustation becomes severe. This study demonstrates that NovaBay’s innovation to irrigate the catheter only two times per week with a formulation containing the company’s broad-spectrum anti-microbial product, auriclosene (NVC-422), is a substantial improvement for these patients. Auriclosene is a stable version of natural anti-microbial chemicals produced by white blood cells to inactivate and destroy microbial invaders. These proprietary anti-microbial chemicals maintain catheter patency by killing the bacteria and disrupting the biofilm that is responsible for causing the blockage.

“We are excited to see that auriclosene may dramatically reduce the problems of unpredictable early catheter blockage which may lead to uncontrolled autonomic dysreflexia and significant cost to the healthcare system,” said Ron Najafi, Ph.D., Chairman and Chief Executive Officer of NovaBay. “This study confirms our belief that catheter irrigation with auriclosene can make a substantial difference in the lives of patients with long-term indwelling catheters.”

Based on these study results, the Company plans to continue discussions with the FDA and move toward registration. A catheter irrigation solution that significantly reduces catheter blockage and encrustation could greatly reduce the estimated $1 billion spent annually to help patients with indwelling urinary catheters deal with costs attributable to this debilitating condition. Such a product would also improve the quality of patients’ lives by reducing the consequences of unexpected catheter blockages.

Auriclosene and the Management of UCBE

UCBE is caused by the build-up of calcium and magnesium crystals in the lumen and inlet of catheters, which in turn, is most often caused by gram-negative bacteria that secrete a chemical called urease. The condition requires catheters to be changed frequently. It can also lead to urinary tract infections (UTIs), incontinence due to the leakage of urine around the outside of clogged catheters and, in certain patients, severe and life-threatening episodes of uncontrolled autonomic dysreflexia. Autonomic dysreflexia (AD) is a reaction of the autonomic (involuntary) nervous system to noxious stimuli that occurs in individuals with high level spinal cord injuries. It may result in a number of problems such as profuse sweating, flushing and an intense, pounding headache. However, the most dangerous problem is a sudden severe increase in blood pressure. The most frequent causes of AD in those with an indwelling catheter are bladder over distention and catheter blockage. The AD continues until the blocked catheter is changed. If blockage is not dealt with immediately, the increased blood pressure could lead to a life threatening stroke or cardiovascular event.

About NovaBay Pharmaceuticals, Inc.: Going Beyond Antibiotics

NovaBay Pharmaceuticals is an advanced clinical-stage biopharmaceutical company focused on addressing the large unmet therapeutic needs of the global, topical anti-infective market with its Aganocide compounds, led by auriclosene. Auriclosene is a new chemical entity invented by NovaBay and has a broad spectrum of activity against bacteria, viruses and fungi. Aganocide compounds are based on the human body’s natural immune system and the molecules involved in combating infections. Bacterial resistance to Aganocides is highly unlikely, as demonstrated in in vitro studies. Once pathogens penetrate the body’s primary defense, the next line of defense is provided by the white blood cells. NovaBay has focused on understanding these molecules generated by the white blood cells and finding ways, by chemical modification, to allow them to be developed as therapeutic products with the potential to treat a wide range of local, non-systemic infections. As Aganocides® begin to supplement and thereby reduce the usage of classic topical antibiotics, they will help slow the rise of antibiotic resistance.

Forward-Looking Statements

This release contains forward-looking statements, which are based upon management's current expectations, assumptions, estimates, projections and beliefs. These statements include, but are not limited to, statements regarding the expected timing of enrollment and commencement of clinical trials, expected timing of announcement of results of clinical studies, and expected future financial results. The words “continued,” “expected,” “will be,” “believe”, “expect”, “anticipate”, “would,” “planning” and other words (and all variations of these words that imply future events), identify these statements as forward looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different from those expressed in or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, risks and uncertainties relating to difficulties or delays in development, clinical trial, regulatory approval, production and marketing of the company's product candidates, unexpected adverse side effects or inadequate therapeutic efficacy of the product candidates, the uncertainty of patent protection for the company's intellectual property or trade secrets, the company's ability to obtain additional financing as necessary and unanticipated research and development and other costs. These risks and others are detailed in NovaBay's latest Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, especially under the heading "Risk Factors." The forward-looking statements in this release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

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NovaBay Pharmaceuticals Contacts

Thomas J. Paulson

Chief Financial Officer

510-899-8809

tjpaulson@novabaypharma.com

Ana Kapor

Director, Investor Relations and Corporate Communications

NovaBay Pharmaceuticals, Inc.

510-899-8889

akapor@novabaypharma.com

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